Exhibit 10.8

COMPHEALTH GROUP, INC.

2002 STOCK OPTION PLAN

AS AMENDED AND RESTATED

ARTICLE I

Background and Purpose of Plan

The 2002 Stock Option Plan as amended and restated (the “Plan”) of CompHealth Group, Inc. (formerly, CMS Capital Ventures, Inc.), a Delaware corporation (the “Company”), originally adopted by the Board of Directors of the Company as of May 8, 2002 and approved by the Company’s stockholders as of the same date and adopted by the Board of Directors of the Company as of May 15, 2003 as amended and restated, is for such officers, directors, employees and consultants of the Company or its subsidiaries as are selected by the Board and is intended to advance the best interests of the Company and its subsidiaries by providing those persons who have a responsibility for its management and growth with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encouraging them to contribute to the success of the Company and its subsidiaries and to remain in the employ of the Company and/or such subsidiaries. The Plan originally became effective as of the date of stockholder approval set forth above and became effective as amended and restated on May 15, 2003 and, unless sooner terminated pursuant to the terms hereof, the Plan shall terminate on May 8, 2012. This amended and restated version of the Plan is designed to synchronize the Plan’s exercise and share repurchase provisions with the repurchase provisions of the awards granted pursuant to the Plan and to properly reflect the number of shares of Common Stock with respect to which options may be granted under the Plan. All amendments made to the Plan in this amended and restated version are consistent with the Plan’s original amendment provisions set forth in Section 6.9.

ARTICLE II

Definitions

For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean (a) the commission of an act of fraud or embezzlement (including, without limitation, the unauthorized disclosure of confidential or proprietary information of the Company or any of its subsidiaries which results in a material financial loss to the Company or any of its subsidiaries), (b) the commission of a felony, (c) willful misconduct as an employee of the Company or any of its subsidiaries, (d) failure to render services to the Company or any of its subsidiaries in accordance with employment duties or Board instructions, which failure amounts to a material neglect of duties to the Company or any of its subsidiaries or failure to perform such duties at a satisfactory level as determined by the Board in its reasonable good faith judgment, and (e) material breach of any agreements with the Company or any of its subsidiaries to which such person is party.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

“Common Stock” shall mean the Company’s common stock, par value $.01 per share.

“Company” shall mean CompHealth Group, Inc., a Delaware corporation, and any subsidiary corporation of CompHealth Group, Inc., as such term is defined in Section 424(f) of the Code.

“Disability” shall mean the Participant’s inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively his duties and obligations to the Company or any subsidiary or to participate effectively and actively in the management of the Company or any subsidiary for not less than an aggregate of 90 days in any period of six (6) consecutive months.

“Fair Market Value” with respect to each share of Common Stock, means the last sale price of the Common Stock on the principal national securities exchange on which the Common Stock is at the time listed, or, if there have been no sales on such exchange on any day, the average of the highest bid and lowest asked prices on such exchange at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time on such day, or, if on any day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of twenty (20) days consisting of the day as of which the Fair Market Value is being determined and the latest nineteen (19) consecutive trading days prior to such day. If at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the counter market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board. If any Participant whose Common Stock is being repurchased for Fair Market Value reasonably disagrees with such determination, the Board and such Participant shall negotiate in good faith to agree on such Fair Market Value; provided that, if the Fair Market Value has been determined within 90 days prior to such date, such prior valuation shall be deemed to be the Fair Market Value as of such date and shall be binding on all parties, and, as a consequence thereof, no Participant shall be entitled to raise any objection to such Fair Market Value (unless the Company has consummated a material acquisition or has experienced a material adverse change since the time of the previous valuation). If such agreement is not reached within thirty (30) days, the Fair Market Value shall be determined by an appraiser jointly selected by the Board and such Participant, which appraiser shall submit to the Board and such Participant a report within thirty (30) days of its engagement setting forth such determination. If the parties are unable to agree on an appraiser within forty-five (45) days after beginning good faith negotiations, each party shall submit the names of four (4) investment banking firms of national standing, and each party shall be entitled to strike two (2) names from the other party’s list of firms, and the appraiser shall be selected by lot from the remaining four (4) investment banking firms. The expenses of such appraiser shall be borne by the Participant. The determination of the appraiser shall be final and binding upon all parties with respect to the Fair Market Value of each Participant’s Common Stock as of such date of determination and for 90 days thereafter (so long as the Company has not consummated any material acquisition or suffered any material adverse change since the time of the valuation).

“Incentive Stock Option” means any option so designated by the Board or the Committee at the time of grant which qualifies as an “incentive stock option” under Section 422 of the Code.

“Non-Qualified Stock Option” means any Option not expressly designated as an Incentive Stock Option.

“Participant” shall mean any officer, director, employee or consultant of the Company or any of its subsidiaries who has been selected to participate in the Plan by the Board.

ARTICLE III

Administration

The Plan shall be administered by the Board; provided, however, that the Board may designate a committee (the “Committee”) of the Board (which Committee shall consist of two (2) or more directors as appointed from time to time by the Board) to make recommendations to and otherwise assist the Board with the administration of the Plan. Subject to the limitations of the Plan, the Board shall have the sole and complete authority to: (i) select Participants, (ii) grant Options (as defined in Article V below) to Participants in such forms and amounts as it shall determine (including, without limitation, with respect to designating Options as Incentive Stock Options (as defined in Article V below) or non-qualified stock options), (iii) impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Option granted hereunder and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan, subject to such limitations as may be imposed by the Code on the grant of Incentive Stock Options or other applicable law. The Board’s determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other persons. All expenses associated with the administration of the Plan shall be borne by the Company. The Board may, to the extent permissible by law, delegate any of its authority hereunder to such persons as it deems appropriate.

ARTICLE IV

Limitation on Aggregate Shares

The aggregate number of shares of Common Stock with respect to which options may be granted under the Plan (the “Options”) and any preceding and subsequent plan pursuant to which Options may be granted (together, the “Option Plans”) and which may be issued upon the exercise thereof shall not exceed, in the aggregate, 107,075 shares; provided, however, that the type and the aggregate number of shares which may be subject to Options shall be subject to adjustment in accordance with the provisions of Section 6.7 below; provided further that to the extent any Options expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, such shares shall again be available under the Option Plans. The 107,075 shares of Common Stock available under the Option Plans may be either authorized and unissued shares, treasury shares or a combination thereof, as the Board shall determine.

ARTICLE V

Awards

5.1 Options. The Board may grant Options to Participants in accordance with this Article V. In no event shall the aggregate Fair Market Value of all Common Stock (determined at the time the Option is awarded) with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all plans of the Company and its subsidiaries) exceed $100,000.

5.2 Form of Option. Options granted under this Plan may be Incentive Stock Options or Non-Qualified Stock Options. Unless otherwise indicated, references herein to “Options” shall include Incentive Stock Options and Non-Qualified Stock Options.

5.3 Exercise Price. The option exercise price shall be fixed by the Board. If the Option is designated as an Incentive Stock Option, the option exercise price per share of Common Stock shall be fixed by the Board at not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Option (or 110% of such Fair Market Value if the holder of such Incentive Stock Option owns Common Stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary determined with regard to the attribution rules of Section 424(d) of the Code).

5.4 Exercisability. Options shall be exercisable at such time or times as the Board shall determine.

5.5 Payment of Exercise Price. Options shall be exercised in whole or in part by written notice to the Company (to the attention of the Company’s Secretary) accompanied by payment in full of the option exercise price. Payment of the option exercise price shall be made in cash by wire transfer of immediately available funds, by delivery to the Company of a check, bank draft or money order or, in the discretion of the Board, by delivery of an interest bearing promissory note or other cashless exercise procedure if one has been established by the Board.

5.6 Term of Options. The Board shall determine the term of each Option, which term shall in no event exceed ten (10) years from the date of grant. If a holder of an Incentive Stock Option owns Common Stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary, determined with regard to the attribution rules of Section 424(d) of the Code, the term of such Incentive Stock Option shall not exceed five (5) years from the date of grant.

ARTICLE VI

General Provisions

6.1 Conditions and Limitations on Exercise. Options may be made exercisable in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company of certain performance goals, as the Board in its discretion shall determine in each case when the Options are granted.

6.2 Written Agreement. Each Option granted hereunder to a Participant shall be embodied in a written agreement (an “Option Agreement”) which shall be signed by the Participant and by the Company and shall be subject to the terms and conditions prescribed herein.

6.3 Listing, Registration and Compliance with Laws and Regulations. Options shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Options or the issuance or purchase of shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The holders of such Options will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Board may at any time impose any limitations upon the exercise of an Option that, in the Board’s discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Board, may, in its discretion and without the Participant’s consent, so reduce such period on not less than 15 days’ written notice to the holders thereof.

6.4 Nontransferability. Options may not be transferred other than by will or pursuant to the laws of descent and distribution and, during the lifetime of the Participant, may be exercised only by such Participant (or his legal guardian or legal representative). In the event of the death of a Participant, exercise of Options granted hereunder shall be made only:

(a) by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Option shall pass by will or pursuant to the laws of descent and distribution; and

(b) to the extent that the deceased Participant was entitled thereto at the date of his death, unless otherwise provided by the Board, in such Participant’s Option Agreement.

6.5 Expiration of Options. In no event shall any part of any Option be exercisable after the date of expiration thereof (the “Expiration Date”), as determined by the Board pursuant to Section 5.6 above.

6.6 Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from any amounts due and payable by the Company to any Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Option Shares issuable under the Plan, and the Company may defer such issuance unless indemnified to its satisfaction. Upon the disposition (within the meaning of Section 424(c) of the Code) of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the expiration of the holding period requirements of Section 422(a)(1) of the Code, the Participant shall be required to give notice to the Company of such disposition and the Company shall have the right to require the payment of the amount of any taxes that are required by law to be withheld with respect to such disposition.

6.7 Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other similar change in the shares of Common Stock, the Board may, in its sole discretion, in order to prevent the dilution or enlargement of rights under outstanding Options, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by outstanding Options and the exercise prices specified therein as may be determined to be appropriate and equitable. In the event of any offer to holders of Common Stock generally relating to the acquisition of their shares, the Board may, in its sole discretion, make such adjustment as it deems equitable in respect to outstanding Options, including revision of outstanding Options so that they may be exercisable or redeemable for or payable in the consideration payable in the acquisition transaction. Any such determination by the Board shall be conclusive. No adjustments to any Incentive Stock Option shall be made pursuant to this Section 6.7 which would constitute a modification of such Incentive Stock Option under Section 422(h)(3)(C) of the Code.

6.8 Rights of Participants. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time (with or without Cause), nor confer upon any Participant any right to continue in the employ of the Company for any period of time or to continue his present (or any other) rate of compensation and, except as otherwise provided under this Plan or by the Board in the Option Agreement, in the event of any Participant’s termination of employment (including, but not limited to, the termination of a Participant’s employment by the Company without Cause) any portion of such Participant’s Option that was not previously vested and exercisable will expire and be forfeited as of the date of such termination. No employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

6.9 Amendment, Suspension and Termination of Plan. The Board may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board, in its discretion, may deem advisable; provided, however, that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Options without the consent of the Participants adversely affected thereby. No Options shall be granted hereunder after the tenth anniversary of the adoption of the Plan.

6.10 Amendment, Modification and Cancellation of Outstanding Options. The Board may amend or modify any Option in any manner to the extent that the Board would have had the authority under the Plan initially to grant such Option; provided that no such amendment or modification shall impair the rights of any Participant under any Option without the consent of such Participant adversely affected thereby. With the Participant’s consent, the Board may cancel any outstanding Option held by such Participant and issue a new Option to such Participant.

6.11 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board and of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided, however, that any such Board or Committee member shall be entitled to the indemnification rights set forth in this Section 6.11 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Board or Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle and defend it on his own behalf.

6.12 Repurchase Provisions.

(a) In the event the Participant ceases to be employed by the Company or serve as a member of the Board for any reason, any shares of Common Stock obtained by the Participant in connection with the exercise of an Option (“Issued Shares”) (whether held by the Participant or one or more transferees and including any Issued Shares acquired subsequent to such termination of employment) will be subject to repurchase pursuant to conditions determined by the Board and set forth in the applicable Option Agreement.

(b) The purchase price for the Issued Shares shall be determined by the Board and set forth in the applicable Option Agreement. The purchase price may be dependent upon the reason for the Termination.

(c) The repurchase provisions shall be set forth in the applicable Option Agreements. Such provisions shall include, but not be limited to, the contents and timing of any notices and the division of the rights and/or obligations between the Company and certain of the Company’s investors.

(d) The repurchase provisions pursuant to this Section 6.12 shall terminate upon the date set forth in the applicable Option Agreement.